EXHIBIT 15.1




                               Arthur Andersen LLP
                                   Suite 2500
                             133 Peachtree Street NE
                                Atlanta, GA 30303
                                  404-658-1776






January 6, 1998


Georgia Power Company
333 Piedmont Avenue, NE
Atlanta, GA 30308





Ladies and Gentlemen:

We are aware that Georgia Power Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 which include our reports on Georgia Power Company dated May 9, 1997, August 8, 1997 and November 7, 1997, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,


/s/Arthur Andersen LLP